UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2018
Date of Report (Date of earliest event reported)

REGENCY CENTERS CORPORATION
(Exact name of registrant as specified in its charter)

Florida		59-3191743
(State or other jurisdiction of incorporation)	001-12298	(IRS Employer Identification No.)
(Commission File Number)

One Independent Drive, Suite 114 Jacksonville, Florida 32202
(Address of principal executive offices) (Zip Code)

(904) 598-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Disclosure of Results of Operations and Financial Condition

On February 8, 2018, Regency issued an earnings release for the three and twelve months ended December 31, 2017, which is attached as Exhibit 99.1.

On February 8, 2018, Regency posted on its website, at www.regencycenters.com, the supplemental information for the three and twelve months ended December 31, 2017, which is attached as Exhibit 99.2.

Item 8.01    Other Events

On February 7, 2018, Regency's Board authorized a share repurchase program for up to $250 million of shares of the Company's common stock. This program is scheduled to expire on February 6, 2020. The timing of share repurchases under this new program depends upon marketplace conditions and other factors, and the program remains subject to the discretion of the Board.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Earnings release issued by Regency on February 8, 2018, for the three and twelve months ended
December 31, 2017.

Exhibit 99.2Supplemental information posted on its website on February 8, 2018, for the three and twelve months ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
February 8, 2018	By:	/s/ J. Christian Leavitt J. Christian Leavitt, Senior Vice President and Treasurer (Principal Accounting Officer)